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                                                                    EXHIBIT 23.3

                              CONSENT OF ATTORNEYS

PacificAmerica Money Center, Inc.
Woodland Hills, California

     We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Form S-3 Registration Statement of our opinion dated May 13, 1996 relating to the issuance of shares of Common Stock, Subscriber Warrants and General Partner Warrants, and the exercise of Subscriber Warrants and General Partner Warrants, appearing in the Form S-4 Registration Statement (33-64573) declared effective May 14, 1996, and our opinion dated June 27, 1996 relating to the issuance of shares of Common Stock pursuant to the PacificAmerica Money Center, Inc. 1995 Stock Option Plan, Employee Savings Plan and Employee Stock Purchase Plan appearing in the Form S-8 Registration Statement (333-07411) effective July 2, 1996 and to the reference to our name under the caption "Experts" in the Prospectus constituting a part of the Form S-3 Registration Statement.


                                           JEFFER, MANGELS, BUTLER & MARMARO LLP


Los Angeles, California
May 2, 1997